UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2009

OSI Systems, Inc.

(Exact name of registrant as specified in its charter)

California	No. 000-23125	330238801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12525 Chadron Avenue, Hawthorne, California 90250

(Address of Principal Executive Offices) (Zip Code)

(310) 978-0516

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.

On January 30, 2009, we entered into a second amendment to the Rights Agreement, dated as of July 31, 2000, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation. The terms of the second amendment are set forth in the attached Amendment No. 2 to Rights Agreement, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent. This second amendment was entered into in order to (i) provide for the fact that StockTrans, Inc. has agreed to replace and serve as the new rights agent under the agreement, (ii) amend Section 21 of the Rights Agreement to reduce the combined capital and surplus required to be held by StockTrans, Inc. at the time of appointment to $1.75 million, and (iii) extend the term of the Rights Agreement to July 31, 2018.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment No. 2 to Rights Agreement, dated as of January 30, 2009, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: February 3, 2009

	By:	/s/ Victor Sze
Victor Sze
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amendment No. 2 to Rights Agreement, dated as of January 30, 2009, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent.